EXHIBIT 10.4

STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into effective as of the      day of         , 20     (the “Date of Grant”)

BETWEEN: GOLDEN STAR RESOURCES LTD., having its head office at 10901 W. Toller Drive, Suite 300, Littleton, CO 80127 (hereinafter called the “Company”)

OF THE FIRST PART

AND:                             , the undersigned director of the Company (hereinafter called the “Optionee”)

OF THE SECOND PART

WHEREAS:

A.	Pursuant to the Third Amended and Restated 1997 Stock Option Plan as amended (the “Plan”), the Board of Directors of the Company (the “Board”) is authorized to make certain grants of Nonqualified Stock Options to purchase common shares, without par value, of the Company (the “Common Shares”) to its non-employee directors; and

B.	The Board has authorized the grant to the Optionee of an option (the “Option”) to purchase that number of Common Shares as is set out below (the “Optioned Shares”).

NOW THEREFORE in consideration of the premises and of the covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.	Definitions

For purposes of this Agreement, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

2.	Grant

The Company hereby grants to the Optionee the Option to purchase the Optioned Shares, upon the terms and conditions set forth herein and in the Plan.

3.	Exercise Price

The exercise price for Optioned Shares shall be as set out below (“Exercise Price”).

4.	Option Term

The Option granted hereby shall expire as set out below (the “Option Expiry Date”) unless sooner terminated or modified under the provisions of this Agreement or the Plan.

5.	Exercise

The Option shall vest immediately.

Except as provided in Section 7 hereof, the Option may only be exercised while the Optionee is at the time of such exercise a director of the Company and shall have continuously so served since the grant of the Option.

The exercise of the Option or any part thereof will be contingent upon receipt by the Company of written notice of Optionee’s exercise of the Option and payment for the full purchase price of the Optioned Shares being purchased in cash by way of certified cheque or bank draft.

6.	Option Not Transferable

The Option is not transferable or assignable except as specifically provided in Section 9 of the Plan.

7.	Termination of Services as a Director

If the Optionee ceases to provide services to, the Company or any of its subsidiaries for any reason (other than death), the Optionee may only exercise the Option, to the extent it has vested and not been exercised before such termination, until the earlier of:

(a) the date that is twelve (12) months after the Optionee ceases to be a director for any reason (other than death); and

(b) the Option Expiry Date.]

8.	Death of the Optionee

In the event of the death of the Optionee while providing services to the Company or its subsidiaries or in the post-termination period described in Section 7 above, the Option shall be exercisable, to the extent that the Option has vested and not been exercised prior to Optionee’s death, until the earlier of:

(a) One (1) year after the death of the Optionee; and

(b) the Option Expiry Date.

Provided however, that the Option is only exercisable in such event by the person(s) to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution.

9.	Non-Qualified Option

The Optionee acknowledges that the Option is not intended to qualify under Section 422 of the United States Internal Revenue Code of 1986, as amended.

10.	Subject to the Plan

The terms of this Option are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan, a copy of which has been received by the Optionee, and which is available for inspection at the principal offices of the Company.

11.	Professional Advice

The acceptance and exercise of the Option and the sale of Common Shares issued to exercise the Option may have consequences under federal, provincial and state tax and securities laws which may vary depending on the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option or the Company’s Common Shares.

12.	Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario.

13.	Entire Agreement

This Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contains the entire agreement between the parties with respect to the Option.

IN WITNESS WHEREOF the parties have executed these presents as of the day and the year first above written.

*	Number of Optioned Shares:
*	Exercise Price:
*	Option Expiry Date:

GOLDEN STAR RESOURCES LTD.

By:

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